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                                                      Adopted: April 28, 1994
                              First Amendment and Restatement: April 24, 1997
                           Second Amendment and Restatement: January 21, 1998


                      MERCANTILE BANCORPORATION INC.

                        AMENDED AND RESTATED
          STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS


                   ARTICLE I.  GENERAL PROVISIONS

1.1   PURPOSE

      The purposes of the Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (the "Plan") are to provide members of the Board of Directors, other than advisory members, (the "Board") of Mercantile Bancorporation Inc. (the "Company") who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors") with a larger equity interest in the Company in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company. The purposes of the Plan are to be accomplished through the grant of units ("Stock Units") equivalent to shares of the Company's common stock ("Shares") and through the grant of stock options (the "Options") to purchase Shares as part of their annual retainer for services as Non-Employee Directors, and to allow Non-Employee Directors to elect to defer receipt of all or a portion of their retainer, committee chair, and/or meeting fees.

1.2   TERM

      The Plan shall be effective as of April 28, 1994, and shall remain in effect until all Shares reserved hereunder are issued or the Plan is otherwise terminated by the Board. If the Plan is terminated by the Board, no Stock Units or Options may be issued after the effective date of such termination, but, subject to the preceding sentence, previously granted Stock Units and Options shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

1.3   ELIGIBILITY AND PARTICIPATION

      Only Non-Employee Directors shall be eligible to participate in the Plan, and participation in the Plan with respect to awards pursuant to Articles II and III of the Plan is mandatory for all Non-Employee Directors.

1.4.  SHARES SUBJECT TO THE PLAN

      The aggregate number of Shares that may be subject to issuance under the Plan shall not exceed 225,000, subject to adjustment as provided in Section 4.2 of this Plan.

1.5  FAIR MARKET VALUE

      Fair Market Value for all purposes under the Plan shall mean the closing price of a Share as reported daily on the New York Stock Exchange Composite Tape and published in The Wall Street Journal or similar readily available public source for the date in question. If no sale of Shares was made on such date, the closing price of a Share as reported for the next preceding day on which a sale of Shares was made shall be used.

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  ARTICLE II. STOCK UNIT GRANTS AND DEFERRAL OF RETAINERS AND FEES

2.1   ANNUAL STOCK UNIT GRANTS

      (a) ANNUAL STOCK UNIT GRANTS: As of May 21, 1997, and as of the date of each subsequent annual meeting of the Company's shareholders thereafter (the "Grant Date"), the Company shall award to each person who is a Non-Employee Director immediately following such meeting on the Grant Date, in consideration of services to be rendered as a Non-Employee Director, a number of Stock Units equal to the lesser of (i) Two Hundred Fifty (250) or (ii) the number of Stock Units determined by dividing Twenty Thousand Dollars ($20,000) by the Fair Market Value of a Share on the Grant Date. Such calculation shall be carried to three decimal places.

      (b)  STOCK UNIT ACCOUNTS: The Stock Units awarded pursuant to
      Section 2.1(a) shall be credited as of the Grant Date to a bookkeeping reserve account maintained by the Company ("Stock Unit Account").

2.2   DEFERRAL OF RETAINERS AND/OR FEES

      (a) DEFERRAL ELECTIONS: Commencing on the effective date of the Plan, payment of all or part of any retainer and/or fees payable to a Non-Employee Director for membership on the Board, for meetings of the Board or Board committees, or for extraordinary services, may be deferred by election of the Non-Employee Director. Each such election must be made by November 30 of the calendar year before the calendar year for which the retainer and/or fees will be paid and will be irrevocable for the affected calendar year. An election may be changed or revoked for a future calendar year by submitting an appropriate form by November 30 of the preceding calendar year, but unless changed or revoked an election shall remain in effect for subsequent calendar years.

      (b) CREDITING DEFERRAL AMOUNTS TO ACCOUNTS: Amounts deferred pursuant to Section 2.2(a) shall be credited at the Non-Employee Director's election, which election shall be made concurrently with the election pursuant to Section 2.2(a) hereof and which shall be irrevocable for the affected calendar year, as of the date of the deferral, to (i) the Non-Employee Director's Stock Unit Account or
      (ii) a bookkeeping reserve account maintained by the Company as a cash account which will receive earnings credits as provided herein ("Cash Account"). If deferral to the Stock Unit Account is elected, the number of Stock Units credited to the Stock Unit Account shall equal the deferred cash amount divided by the Fair Market Value of a Share on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 2.2(a). Such calculation shall be carried to three decimal places. If deferral to the Cash Account is elected, an amount equal to the deferred cash amount shall be credited to such Cash Account as of the first day of the next succeeding month following the date such cash amount would have been paid but for the deferral election pursuant to Section 2.2(a).

      (c) SELECTING EARNINGS CREDIT MEASURE FOR CASH ACCOUNT: Each Non-Employee Director shall, at the time of his election to defer all or part of any retainer and/or fees, select an investment vehicle from a list in use at the time under the Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred Compensation Plan in effect from time to time (the "Index") to serve as the measure of Earnings Credits to be used to adjust the value of the Cash Account as provided herein. Only one Index may be selected to apply to the amounts added to the Cash Account pursuant to any particular year's election, but the Non-Employee Director may change the Index applicable to the portion of the Cash Account attributable to one or more year's deferral elections by making an election to that effect at the same time as a deferral election is made pursuant to Section 2.2(a), above.

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2.3   ADDITIONS TO DEFERRED ACCOUNTS

      (a) DIVIDEND EQUIVALENT PAYMENTS: As of each dividend payment date with respect to Shares, there shall be credited to each Non-Employee Director's Stock Unit Account an additional number of Stock Units equal to (i) the per share dividend payable with respect to a Share on such date multiplied by (ii) the number of Stock Units held in the Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and, if the dividend is payable in cash or property other than Shares, divided by (iii) the Fair Market Value of a Share on such business day. For purposes of this Section 2.3(a), "dividend" shall include all dividends, whether normal or special, and whether payable in cash, Shares or other property. The calculation of additional Stock Units shall be carried to three decimal places.

      (b) EARNINGS CREDITS: As of the last business day of each calendar month, each Non-Employee Director's Cash Account shall be adjusted by an amount calculated under the Index selected by the Non-Employee Director, to reflect the increase or decrease which would have occurred in such Cash Account if it had been invested in the assets measured by the Index.

2.4   VESTING OF ACCOUNT BALANCES

      All amounts, whether in Stock Units credited to a Non-Employee
      Director's Stock Unit Account or deferred cash credited to a Non-Employee Director's Cash Account, pursuant to this Plan shall be at all times fully vested and nonforfeitable.

2.5   PAYMENT OF ACCOUNTS

      (a) STOCK UNIT ACCOUNTS: Upon the earlier of a Change in Control or termination of service as a Non-Employee Director for any reason, the total number of whole Stock Units in the Non-Employee Director's Stock Unit Account shall be paid to the Non-Employee Director in an equal number of whole Shares. The Company shall issue and deliver to the Non-Employee Director a stock certificate for payment of Stock Units as soon as practicable following the date on which the Stock Units, or any portion thereof, become payable. Any fractional Stock Unit shall be paid in cash based upon the Fair Market Value of a Share on the date payment is made.

      (b) CASH ACCOUNTS: Upon the earlier of a Change in Control or termination of service as a Non-Employee Director for any reason, the balance in the Non-Employee Director's Cash Account shall be paid to the Non-Employee Director in cash as soon as practicable after such termination.

      (c) FORM OF DISTRIBUTION: Distributions will be made from the Account or Accounts of a Non-Employee Director in whichever of the following methods the Non-Employee Director elects at the time of his deferral election:

            (i)  A single sum.

            (ii) Approximately equal annual installments over a period not to exceed 10 years as the Non-Employee Director shall elect.

      The Non-Employee Director shall elect the form of distribution for a particular year's deferral, and may elect a different form for different years. An election of a form of distribution for a particular year may not be changed after the beginning of the year to which the election relates. If an Account is being distributed in installments, the portion of the

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      Account being held for future distribution shall continue to receive
      Earnings Credits or Dividend Equivalent Payments, as applicable. If an election of installment payments is made with respect to a Stock Unit Account, the number of Shares to be distributed as part of an individual installment may be rounded up or down to the nearest whole Share in order to avoid a fractional share until the final installment.


                    ARTICLE III.  STOCK OPTIONS

3.1   ELIGIBILITY FOR GRANT OF OPTIONS

      (a) Each person who is a Non-Employee Director on the date that this Plan, as amended and restated, is approved by the Board of Directors in 1997 and, in each year thereafter during the term of this Plan, on the date of the Annual Meeting of Shareholders commencing in 1998 (the date that the Option is granted is hereinafter referred to as the "Option Date"), shall receive an Option to acquire 1,000 Shares, or such other number of Shares as shall be determined from time to time by the Board of Directors. The exercise price of such Options shall be the Fair Market Value of the Shares on the Option Date in each year.

      (b) All Options granted under this Article III shall be granted as of the Option Dates as set forth in Section 3.1(a). Promptly after each such Option Date, the Company shall notify the Non-Employee Director of the grant of the Option, and shall hand deliver or mail to the Non-Employee Director an option agreement, duly executed by and on behalf of the Company, with the request that the Non-Employee Director execute and return the option agreement as soon as practicable after the date of delivery by the Company of the option agreement to the Non-Employee Director.

3.2   NONTRANSFERABILITY

      Each Option granted under the Plan to a Non-Employee Director shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable during the Non-Employee Director's lifetime only by the Non-Employee Director or the Non-Employee Director's personal representative. In the event of the death of the Non-Employee Director, exercise of the Option shall be made only:

            (i) By executor or administrator of the estate of the deceased Non-Employee Director or the person or persons to whom the deceased Non-Employee Director's rights under the Option shall pass by will or the laws of descent and distribution; and

            (ii) To the extent that the deceased Non-Employee Director was entitled thereto at the date of his or her death.

3.3   TERMS OF OPTIONS GRANTED

      Notwithstanding any other provision of the Plan, each Option shall be evidenced by an option agreement, which shall include the substance of the following terms and conditions:

      (a) The exercise price for each Share shall be an amount equal to 100% of the Fair Market Value of a Share on the Option Date of each such Option.

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      (b)  The Option by its terms shall not be transferable by the Non-
      Employee Director and shall not be exercisable otherwise than as set forth in Sections 3.2 and 3.4 hereof.

      (c) The Option by its terms shall vest in the Non-Employee Director and be exercisable by the Non-Employee Director at any time from and after the date (the "Date of Vesting") which is six months after the Option Date, subject to Section 3.3(e). Options that are not otherwise vested and exercisable shall become fully vested and exercisable upon the occurrence of a Change in Control of the Company.

      (d)  The Option shall be for a term of ten years after the Option Date.

      (e) The Option shall terminate in all events on the earlier of (i) the termination of the Non-Employee Director's service as a director or an advisory director at any time prior to the Date of Vesting, (ii) three years after the date that the Non-Employee Director's service as a director or advisory director of the Company shall terminate for any reason, and (iii) the expiration of the term of the Option under the option agreement.

3.4   EXERCISE OF OPTION

      An Option shall be exercisable, in whole or in part, to the extent vested in the Non-Employee Director only (i) upon payment to the Company on the exercise date of cash in the full amount of the exercise price of the Shares with respect to which the Option is exercised, (ii) in the discretion of the Company, upon delivery to the Company on the exercise date of certificates representing Shares owned by the Non-Employee Director and registered in the Non-Employee Director's name, having a Fair Market Value on the exercise date equal to the full amount of the exercise price of the Shares with respect to which the Option is exercised, (iii) in the discretion of the Company, by directing the Company to withhold from the number of Shares otherwise issuable upon exercise of the Option that number of Shares having an aggregate Fair Market Value on the exercise date equal to the exercise price of all of the Shares with respect to which the Option is exercised, or (iv) in the discretion of the Company, by a combination of (i), (ii) or (iii).

3.5 CONTINUATION OF OPTIONS IN THE EVENT OF MERGER, CONSOLIDATION OR REORGANIZATION

      In the event that the Company is merged, consolidated, or reorganized with another corporation or entity, appropriate provision shall be made for the continuation of the outstanding Options with respect to shares of the succeeding parent corporation or entity following a merger, or with respect to shares of the consolidated or reorganized corporation or entity in the case of a consolidation or reorganization, and to prevent the dilution or enlargement of the rights under the Option compared with the total Shares issuable thereunder prior to such merger, consolidation or reorganization.

        ARTICLE IV.  ACCELERATION AND ADJUSTMENT PROVISIONS

4.1   DEFINITION OF CHANGE IN CONTROL

      The term "Change in Control" shall mean:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then

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            outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliated companies or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B), and
            (C) of subsection (iii) are satisfied; or

            (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of the corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Shares of common stock of the corporation resulting from reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (I) more than 50% of,

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            respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) then beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (III) at lease a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

4.2   ADJUSTMENTS AND REORGANIZATION:

      In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of Shares that may be issued under the Plan, (b) the size of the awards made pursuant to Articles 2 and 3, (c) each Stock Unit held in the Stock Unit Accounts, and (d) the number of Shares and/or the exercise price of Shares subject to unexercised Options. Any adjustments described in the preceding sentence shall be carried to three decimal places.


                ARTICLE V.  MISCELLANEOUS PROVISIONS

5.1   TERMINATION OR AMENDMENT OF PLAN

      (a) IN GENERAL: The Board may at any time terminate, suspend, amend or modify this Plan. However, no termination, suspension, amendment or modification shall in any manner adversely affect any previously granted award under the Plan, without the consent of the Non-Employee Director affected thereby. In addition, no amendment may adversely affect the right of any Non-Employee Director to have dividend equivalents credited to a Stock Unit Account or Earnings Credits added to or subtracted from a Cash Account, or to receive any shares or cash pursuant to the payout of such accounts, unless such Non-Employee Director consents in writing to such amendment.

      (b) AMENDMENT NO MORE THAN ONCE IN 6 MONTHS: Those provisions of this Plan which set forth the amounts and formula for determining the amounts and timing of Stock Unit grants may not be amended effective as of a date which is less than six (6) months after the effective date of a prior amendment of such provisions.

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5.2   GOVERNMENT REGULATIONS

      (a) The obligations of the Company to issue any Stock granted under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

      (b) Subject to the provisions of Section 5.1, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

5.3   MISCELLANEOUS

      (a) UNFUNDED PLAN: Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Non-Employee Director, the Non-employee Director's designate or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due with respect to Stock Unit Accounts or Cash Accounts, and a Non-Employee Director's rights to receive any payment with respect to any Stock Unit Account or Cash Account shall be not greater than the rights of an unsecured general creditor of the Company.

      (b) ASSIGNMENT; ENCUMBRANCES: The right to have amounts credited to a Stock Unit Account or to a Cash Account, and the right to receive payment with respect to such Stock Unit Account or Cash Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Non-Employee Director or to claims of the Non-Employee Director's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Stock Unit, or any rights with respect to or derived from a Cash Account, shall be null and void and of no force and effect whatsoever.

      (c) DESIGNATION OF BENEFICIARIES: A Non-Employee Director may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Non-Employee Director's death, provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of Non-Employee Director's death shall have died before the payment became due and the Non-Employee Director has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be Non-Employee Director's executor or administrator.

      (d)  RELATIONSHIP OF NON-EMPLOYEE DIRECTOR:  A Non-Employee
      Director's relationship with the Company is not in fact and is not intended to be an employee-employer relationship, and nothing in this Plan shall be construed to create such a relationship.

      (e) ADMINISTRATION: The Board shall have the right to administer this Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. The Board may delegate its administrative authority hereunder to one or more individuals or to a committee, as the Board deems appropriate.

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      (f)  GOVERNING LAW:  The validity, construction and effect of the
      Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Missouri and applicable federal law.

      (g) RIGHTS AS A SHAREHOLDER: A Non-Employee Director shall have no rights as a shareholder with respect to a Stock Unit or an Option until the Non-Employee Director actually becomes a holder of record of Shares issued with respect thereto.

      (h) NOTICES: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Non-Employee Director at the address contained in the records of the Company or to the Company at its principal office, as applicable.

                                          MERCANTILE BANCORPORATION INC.


                                          By /s/ Jon P. Pierce
                                            ------------------------------
Date: Jan 21, 1998                           Jon P. Pierce
                                             Executive Vice President,
                                             Human Resources


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